PROXY CARD

                         The Dessauer Global Equity Fund

                         Special Meeting of Shareholders

                                 August 23, 2002

The undersigned hereby appoints each of ___________ and _____________, as proxy, with the power to appoint his or her substitute, and hereby authorizes such proxy to represent and to vote, as designated below, all shares of The Dessauer Global Equity Fund (the "Fund") held of record by the undersigned on August 15, 2002, and any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes BELOW. If you do not mark any boxes, your Proxy will be voted in accordance with the Board of Trustees' recommendations. Please sign, date and return this card. The Board of Trustees recommends a vote FOR the proposals.

To vote by Internet
o    Read the Proxy Statement and have the proxy card below at hand.
o    Go to website www.__________.com.
o Enter the 12-digit control number set forth on the proxy card below and follow the simple instructions.

To vote by Telephone
o    Read the Proxy Statement and have the proxy card below at hand.
o    Call 1-800-XXX-XXXX
o Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

To vote by Mail
o    Read the Proxy Statement.
o    Check the appropriate boxes on the proxy card.
o    Sign and date the proxy card.
o    Return the proxy card in the envelope provided.

--------------------------------------------------------------------------------

Please mark your votes as in this example. [ ]
-------------------------------------------------------------- ------------- -------------- --------------
Proposal                                                           For          Against        Abstain
-------------------------------------------------------------- ------------- -------------- --------------
1. Approval of the Plan of Reorganization of the Fund into a        [ ]            [ ]            [ ]
   series of Advisors Series Trust.
-------------------------------------------------------------- ------------- -------------- --------------
2. To transact such other business as may properly come before      [ ]            [ ]            [ ]
   the Special Meeting, or any adjournment thereof.
-------------------------------------------------------------- ------------- -------------- --------------


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1. By signing and dating the lower portion of this Proxy Card, you authorize the proxies to vote the Proposal as marked, or if not marked to vote FOR the Proposal, and to take their discretion to vote any other matter as may properly come before the Special Meeting. If you do not intend to personally attend the Special Meeting, please complete and mail this Proxy Card at one in the enclosed envelope.
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_____________________________________     ______________________________________
Signature                 Date            Signature                     Date


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NOTE:  Please sign your name exactly as your shareholder name or names appear on the account. This will authorize the voting of your shares as indicated. Where shares are registered with joint owners, all joint owners should sign. Persons signing as executors, administrators, trustees, etc. should so indicate.
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